Listing Report:Supplement No. 195 dated Mar 19, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 312805
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.38%	Starting borrower rate/APR:	9.38% / 11.48%	Starting monthly payment:	$63.95

Auction yield range:	4.04% - 8.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2003	Debt/Income ratio:	3%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	9 / 5	Length of status:	1y 8m
Credit score:	720-739 (Mar-2010)	Total credit lines:	18	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$2,976	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	33%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	dslobbs	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Improving Credit Score
Purpose of loan:
I am getting this loan to build my credit score, which was damaged in the past from an acct that was closed with a sub $10 balance and subsequently went into delinquency.? I'm employed by a large investment bank in NYC and have more than enough money to cover this loan.? I have about $10k of revolving credit card balances that i don't pay off because of a very low interest rate I pay.? I have a student loan of about $14k from college that I've been paying off for over a year now.

My financial situation:
I'm also currently a Prosper lender (prosper id: dslobbs).??I have about $1100 spread across 16 loans.
The duration of this loan will be be approximately 9-12 months.

I make $4k+ a month after taxes, I have about $1k of that as discretionary after basic necessities.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 444569
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	22.17%	Starting borrower rate/APR:	23.17% / 25.45%	Starting monthly payment:	$135.79

Auction yield range:	8.04% - 22.17%	Estimated loss impact:	7.02%
Lender servicing fee:	1.00%	Estimated return:	15.15%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1990	Debt/Income ratio:	16%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 6	Length of status:	9y 10m
Credit score:	680-699 (Mar-2010)	Total credit lines:	25	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$36,554	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	88%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	patspeak	Borrower's state:	California	Borrower's group:	BORROWERS - Free instant Listings - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	14 ( 100% )	680-699 (Latest)
Principal borrowed:	$13,500.00	< mo. late:	0 ( 0% )	660-679 (Sep-2009) 580-599 (Nov-2007) 660-679 (Jan-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Business Expansion
Purpose of loan:
This loan will be used for Business Expansion

My financial situation:
I have had two previous loans with Prosper and have successfully paid off each. I am never late on any payments for anything. I make the necessary income to successfully pay the required debt.

Monthly net income: $ 5700

Monthly expenses: $
??Housing: $ 2000
??Insurance: $ 200
??Car expenses: $ 320 Gas
??Utilities: $ 190
??Phone, cable, internet: $ 166
??Food, entertainment: $ 300
??Clothing, household expenses $ 400
??Credit cards and other loans: $ 850

I have a successful side business which has been doing well, but requires additional immediate funds. My initial Prosper loans assisted in the start-up of my business and I ended up paying each loan back early.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450867
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,800.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.04%	Starting borrower rate/APR:	18.04% / 20.25%	Starting monthly payment:	$173.63

Auction yield range:	17.04% - 17.04%	Estimated loss impact:	18.94%
Lender servicing fee:	1.00%	Estimated return:	-1.90%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1989	Debt/Income ratio:	30%
Basic (1-10):	5	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	14 / 14	Length of status:	8y 9m
Credit score:	700-719 (Mar-2010)	Total credit lines:	28	Occupation:	Nurse's Aide
Now delinquent:	0	Revolving credit balance:	$8,739	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	46%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	Tgrlilly	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	27 ( 100% )	700-719 (Latest)
Principal borrowed:	$7,000.00	< mo. late:	0 ( 0% )	720-739 (Jan-2010) 680-699 (Nov-2007)
Principal balance:	$2,013.83	1+ mo. late:	0 ( 0% )
Total payments billed:	27
Description
pay off existing car loan
Purpose of loan:
This loan will be used to pay off an auto loan at a lower interest rate.?

My financial situation:
I am a good candidate for this loan because I am not asking for anything extra.? The money that I am using to pay?the loan now is the same money that?I will be using to pay?this loan.?I have a good?credit?score and all my?bills are current I have no delinquint or past due?debt.? I have a second job with flexible hours where I can work as many or as few hours as I choose.?If I need more money I just ask for more hours.?This is absolutely a no?risk investment for anyone. Thank you for taking the time to read this.?Have a great day.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450879
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$316.65

Auction yield range:	14.04% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2001	Debt/Income ratio:	10%
Basic (1-10):	6	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	11 / 7	Length of status:	0y 6m
Credit score:	640-659 (Mar-2010)	Total credit lines:	20	Occupation:	Principal
Now delinquent:	0	Revolving credit balance:	$29,938	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	80%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	sweet-auction	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help with sale of home
Purpose of loan:
This loan will be used to help with sale of home.? I do not want to go the route of short selling. I believe in paying off my debts.

My financial situation:
I am a good candidate for this loan because I work hard to pay off any accounts I owe.? I try to pay off all accounts asap.

Monthly net income: $ 4600

Monthly expenses: $
??Housing: $ 2200
??Insurance: $
??Car expenses: $?300
??Utilities: $ 400
??Phone, cable, internet: $ 100
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $ 800
??Other expenses: $ daycare 1100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450915
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.38%	Starting borrower rate/APR:	9.38% / 11.48%	Starting monthly payment:	$127.91

Auction yield range:	4.04% - 8.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1977	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	5	Current / open credit lines:	11 / 10	Length of status:	1y 11m
Credit score:	780-799 (Mar-2010)	Total credit lines:	25	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$8,376	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	18%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	4
Screen name:	credit-reformer8	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
"Consolidating my debt"
This loan is intended for use to consolidate higher interest rate credit card debt in my effort to return to debt-free status within the next three years. My credit rating of over 720 shows my consistent attention to paying promptly and to reducing debt load whenever possible, including paying off my last vehicle 18 months ahead of schedule. Please note, I will schedule the payments of this loan for automatic withdrawal.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450933
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$164.12

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1987	Debt/Income ratio:	19%
Basic (1-10):	6	Inquiries last 6m:	3	Employment status:	Retired
Enhanced (1-5):	3	Current / open credit lines:	7 / 5	Length of status:	16y 7m
Credit score:	720-739 (Mar-2010)	Total credit lines:	23	Stated income:	$25,000-$49,999
Now delinquent:	0	Revolving credit balance:	$14,994
Amount delinquent:	$0	Bankcard utilization:	69%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	8
Screen name:	first-class-platinum5	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Money for closing!
Purpose of loan:
This loan will be used to? help my daughter pay the closing costs to sell her house.? This will "free up" money to pay this loan and to pay off existing debt faster.

My financial situation:
I am a good candidate for this loan because? I believe very strongly in paying what I owe, and because I have a reliable source of income.? I receive a monthly pension and Social Security, and I have less than $500/money in fixed obligations.

I would greatly appreciate any help your lovely service can provide!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450951
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1976	Debt/Income ratio:	Not calculated
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Retired
Enhanced (1-5):	4	Current / open credit lines:	10 / 10	Length of status:	8y 10m
Credit score:	640-659 (Mar-2010)	Total credit lines:	43	Stated income:	$1-$24,999
Now delinquent:	0	Revolving credit balance:	$17,192
Amount delinquent:	$0	Bankcard utilization:	85%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	7
Screen name:	red-bountiful-velocity	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Duty..Honor..Country! HR has reason

Purpose of loan:
I don't need this loan. This loan is being used for me to just?establish a track record on Prosper. My husband has a prosper loan but I wanted to have my own track record. My husband is?a military retiree with?guaranteed retirement income which will insure your monthly payments!??I also start receiving Social Security this year which will guarantee your payments.

My financial situation:
I am a good candidate for this loan because our family?retirement income is $75,000 per year and my husbands?income brings in an additional $225,000. I am surprised our credit scores are as high as they are (My Husband: 650-699 range)?and (Mine: 640-660 range) as?we both filed for bankruptcy in 2005. My husband, who is?a retired Army Officer,?is now a financial advisor. He?was?sued by the Securities and Exchange Commission (SEC) in 2003. After?a 5 week trial the Judge said he had done nothing wrong and all charges were dropped.?His attorney and legal bills came in at approximately $1.5 million. At that time we?had approximately $ 1?million in savings. We paid what we could an then both of us filed for Chapter 7.?My husband?is?a graduate of?The United States Military Academy and I was a school teacher for 20 years.? My credit score was in the 700s last year. I believe because I purchased 2 new cars for my children and opened 2 new accounts (furniture for them and medical for my family) my score dropped to a HR rating.?This loan will be paid back without any monthly delays!!

Monthly net income: $ 20,000 (family)

Monthly expenses: $ 14,000 (family)
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450957
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1988	Debt/Income ratio:	10%
Basic (1-10):	3	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	2 / 1	Length of status:	39y 8m
Credit score:	660-679 (Mar-2010)	Total credit lines:	14	Occupation:	Tradesman - Carpent...
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	community-poem	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
Purpose of loan:
This loan will be used to payoff some debt . I used the money for some improvements for my house in order to rent some rooms for extra monthly income.
My financial situation:
I am a good candidate for this loan because? I have monthly income. I have my house paid off, my car paid off , savings account and I like to make all my payments on time. I never borrowed more than I can afford and I am extremely conservative and disciplined when it comes about money.
I have a big part of my house rented and I have extra rental income every month.

Monthly net income: $ 4100

Monthly expenses: $ TOTAL MONTHLY EXPENSES $700 ??Housing: $ 0 - HOUSE PAID OFF
??Insurance: $ 50
??Car expenses: $ 50 - CAR PAID OFF
??Utilities: $ 70
??Phone, cable, internet: $ 60
??Food, entertainment: $ 100
??Clothing, household expenses $
??Credit cards and other loans: $ 160
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450963
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.22%	Starting borrower rate/APR:	31.22% / 33.62%	Starting monthly payment:	$215.61

Auction yield range:	11.04% - 30.22%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1992	Debt/Income ratio:	65%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	13 / 13	Length of status:	13y 10m
Credit score:	640-659 (Mar-2010)	Total credit lines:	38	Occupation:	Other
Now delinquent:	5	Revolving credit balance:	$18,796	Stated income:	$25,000-$49,999
Amount delinquent:	$206	Bankcard utilization:	52%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	justice-magnitude	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
adoption
Purpose of loan:
This loan will be used to?adopt a baby. My niece in Tennessee doesn't want her baby and right now he is five months old. My sister can't afford to take care of?him and I'm the only one in the family who can take him. We don't want him to be adopted out of?the family. He is a very sweet little guy. ?

My financial situation:
I am a good candidate for this loan because?My husband and I together make a good living. My husband actually has a full time job and a part time job so we would be financial able to take care of our expenses. Even without the part time job we still make a decent living. We have had some financial difficulties in the past but have trying to work really hard to put that behind us. I had taken a load out on a vehicle that was paid off to help out my mother with her expenses and she had promised to pay us back but has not done so. We are currently paying off this loan as well as our own expenses.

Monthly net income: $ 8120.00? This is my paycheck without overtime, my husband paycheck without over time, and his part time job paycheck included

Monthly expenses: $
??Housing: $ 1645.00
??Insurance: $ 220.00
??Car expenses: $ 1700.00
??Utilities: $ 200.00?
? Phone, cable, internet: $ 150.00
??Food, entertainment: $ 400.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 400.00
??Other expenses: $ 200.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450981
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	13.03%	Starting borrower rate/APR:	14.03% / 16.19%	Starting monthly payment:	$153.86

Auction yield range:	6.04% - 13.03%	Estimated loss impact:	5.22%
Lender servicing fee:	1.00%	Estimated return:	7.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1987	Debt/Income ratio:	14%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	17 / 13	Length of status:	19y 6m
Credit score:	720-739 (Mar-2010)	Total credit lines:	25	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$13,805	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	84%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	detgiggy	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off high int credit card
Purpose of loan:
This loan will be used to pay down a high interest rate credit card.?? I have closed the account but still carry the balance.??? Closing the account decreased my overall available credit,? but I flat out rejected this banks attempt to increase my interest rate.? Thus, I had little other choice. ? I have never missed a payment and have always paid above my minimum payment.?? My years of consistency as a payor were rewarded with higher interest rates.

My financial situation:
I have a stable job as a manager in a private ambulance company.?? Our industry while not immune to the condition of the economy, we are somewhat insulated from the effects of a recession more than many other industries.?? I have a perfect history of paying my bills on time and my credit score has been climbing slowly since a personal bankruptcy in 2000.??? I have a good DTI ratio and live? within my means.? I am married and own a home.? In the past 12 months I have reduced my credit card debt 28% and using tools like debtgoal.com I am simply seeking lower interest rates to maximize savings.?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450995
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	32.95%	Starting borrower rate/APR:	33.95% / 36.39%	Starting monthly payment:	$89.29

Auction yield range:	14.04% - 32.95%	Estimated loss impact:	15.52%
Lender servicing fee:	1.00%	Estimated return:	17.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2007	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	3 / 3	Length of status:	0y 6m
Credit score:	640-659 (Mar-2010)	Total credit lines:	5	Occupation:	Investor
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	hug5	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
WORKING CAPITAL (Great Loan)
Purpose of loan: This loan will be used to increase the capital of my investment fund. My Financial History: I am a good candidate for this loan because my credit history is great. I have never missed a payment and I have never over extended myself by taking on too much debt. I have no credit cards and my only loans include: three student loans and a car note (placed on as cosigner to help boost my credit). About Myself: I am a recent college graduate with a BS in Physics. I use ? along with 5 years experience ? my math and physics knowledge to help determine risk and make good investments. Repayment: I will repay this loan fully in 12 to 18 months. I want to extend my thanks for considering me for this loan and may you be prosperous and happy. Monthly net income: $ 2125

Monthly expenses: $ 933.50
??Housing: $ 400
??Insurance: $ 141
??Car expenses: $ 70
??Utilities: $ 55
??internet: $?12.50
??Food: $ 100
???Student loans: $ 100
??Other expenses: $ 55
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451031
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.06%	Starting borrower rate/APR:	21.06% / 23.57%	Starting monthly payment:	$56.56

Auction yield range:	8.04% - 20.06%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.09%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1999	Debt/Income ratio:	25%
Basic (1-10):	10	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	14 / 14	Length of status:	3y 9m
Credit score:	680-699 (Mar-2010)	Total credit lines:	46	Occupation:	Social Worker
Now delinquent:	0	Revolving credit balance:	$18,933	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	39%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	bright-payment2	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Credit Cards
This loan will be used to pay off some credit card debt. I worked and paid my way through my undergraduate degree (BA in psychology) at Clark University in Worcester, MA without accruing credit card debt, but during my Master of Social Work degree at the University of Southern California (USC), I was unable to work many hours because I attended school full time and was placed at internships in order to complete my degree. I had to use credit cards to survive during that time, as my family was unable to help with any financial support.

I began work immediately after graduation 4 years ago, and I have been employed full time with the same agency ever since. I intend to continue working full time, have good job security, will be getting a 3-5% raise soon, and am in the process of attempting to acquire some private practice therapy clients to supplement my income.

I am a good candidate for this loan because I have never paid a single bill late in my life. I am highly motivated to pay off my debt as quickly as I can because I am planning to get married next year and start a family not too long after that.? I am dedicated to helping others and being a responsible citizen. I am currently employed as a school therapist at a continuation school in South Central Los Angeles where I work with low-income teens. In addition to this, I am a volunteer tutor for an 8 year old homeless girl and I also volunteer with the American Red Cross in disaster mental health.

Monthly net income: $4550

Monthly expenses:?
??Housing: $700 (shared apartment)
??Car expenses: $340 (loan and insurance)
??Utilities (including internet): $50 (split w/ roommate)
??Food, entertainment: $200 - $400
??Clothing, household expenses $50 - $200
??Credit cards and student loans: $820
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451049
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.04%	Starting borrower rate/APR:	18.04% / 20.25%	Starting monthly payment:	$434.07

Auction yield range:	17.04% - 17.04%	Estimated loss impact:	18.94%
Lender servicing fee:	1.00%	Estimated return:	-1.90%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1999	Debt/Income ratio:	Not calculated
Basic (1-10):	3	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	11 / 9	Length of status:	6y 2m
Credit score:	700-719 (Mar-2010)	Total credit lines:	16	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$7,072	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	78%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	meteoric-return0	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
consolidate credit cards
Purpose of loan:
This loan will be used to pay off my credit cards?because the interest is high and that costs money that I could be?saveing.?

My financial situation:
I have never defaulted on a debt and i never will i have never in my life been more then 1 day late on a payment and that has happened mabe 3 times ever.
Monthly net income: $

Monthly expenses: $
??Housing: $0
??Insurance:?60?
??Car expenses:?200?
??Utilities:?0
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451051
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,177.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.13%	Starting borrower rate/APR:	7.13% / 7.47%	Starting monthly payment:	$160.16

Auction yield range:	3.04% - 6.13%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1994	Debt/Income ratio:	23%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	14 / 11	Length of status:	2y 10m
Credit score:	740-759 (Mar-2010)	Total credit lines:	50	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$20,505	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	44%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	JKPMCo	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 100% )	740-759 (Latest)
Principal borrowed:	$2,453.00	< mo. late:	0 ( 0% )	740-759 (Feb-2010) 760-779 (Apr-2008)
Principal balance:	$1,005.72	1+ mo. late:	0 ( 0% )
Total payments billed:	22
Description
Pay off high interest credit card
Purpose of loan:
This loan will be used to pay off?my last high interest credit card issued from a large unfriendly?bank. :)

My financial situation:
I?am an excellent candidate for this loan because I'm very a stable individual.? I have a previous loan with Prosper and am also a lender.? I've never paid late on a loan or credit card and?have been a homeowner for the last 15 years.? I have my MBA and have worked?in the?technology field?for over 10 years, currently employed as an?Application Design Manager at a major university.? I'm also a full time single father of a 14 year old daughter so I'm basically required to live an extremely stable and dependable lifestyle. There are no recent lifestyle or income changes and I have considerable retirement savings to cushion for hard times if necessary. Thank you.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451055
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.22%	Starting borrower rate/APR:	31.22% / 33.62%	Starting monthly payment:	$344.98

Auction yield range:	11.04% - 30.22%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1995	Debt/Income ratio:	35%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	9 / 9	Length of status:	3y 8m
Credit score:	720-739 (Mar-2010)	Total credit lines:	19	Occupation:	Food Service
Now delinquent:	0	Revolving credit balance:	$16,774	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	42%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	ore-percolator	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Thriving Industry Business expenses
Purpose of loan:
The funds of this loan will allow me to?purchase business assets and?pay business expenses. Such as the deposit to secure my commercial lease, purchase a storefront sign, equipment, and store fixtures?(clothing racks, display stands, counters, registers, and hangers).

My financial situation:
I believe I am a?great candidate for this loan because I am a person of integrity, I have good credit history, I have not made a late payment in several years, and I do not have?much debt. I need this loan to start a business in a thriving industry, the resale industry?(used clothing & accessories). I can provide a detailed business plan that describes every aspect of?my business along with supporting documents such as an IRS letter assigning an EIN and the?articles of incorporation. Me and my family have devoted a great deal of effort and resources, we currently have an inventory of over 30,000 articles of used clothing and accessories of good quality. We are fully committed to the business and except to open in May 2010.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451057
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1983	Debt/Income ratio:	27%
Basic (1-10):	5	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	14 / 12	Length of status:	26y 6m
Credit score:	680-699 (Mar-2010)	Total credit lines:	43	Occupation:	Analyst
Now delinquent:	1	Revolving credit balance:	$8,702	Stated income:	$75,000-$99,999
Amount delinquent:	$256	Bankcard utilization:	92%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	granny28	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	21 ( 100% )	680-699 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	620-639 (May-2008)
Principal balance:	$1,408.90	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
Moving expenses for my family
Purpose of loan:
Moving expenses to help my daughter?and grandsons move closer to me and to a better community.

My financial situation:
Financially I've been helping several?family members stay in their homes for the past several months.?Thankfully I was in a position to be able to help.? Everyone is back to work and?getting back on their feet.?Thank you, Lord!???However, I've used all my savings and I?need to get my daughter and grandsons moved into a?new place, closer to me.? I'm seeking this $2,000 loan to?help her with the security?deposit, first and last month's rent.??I just need a little extra money right away.

Monthly net income: $ 4,175.00

Monthly expenses: $
??Housing: $ 995.00
??Insurance: $ 125.00
??Car expenses: $ 250.00
??Utilities: $ 120.00
??Phone, cable, internet: $ 75.00
??Food, entertainment: $150.00
??Clothing, household expenses $ 150.00
??Credit cards and other loans: $ 1320????
??Other expenses: $ 150.00

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451073
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.04%	Starting borrower rate/APR:	18.04% / 20.25%	Starting monthly payment:	$289.38

Auction yield range:	17.04% - 17.04%	Estimated loss impact:	18.94%
Lender servicing fee:	1.00%	Estimated return:	-1.90%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2001	Debt/Income ratio:	28%
Basic (1-10):	3	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	12 / 10	Length of status:	1y 5m
Credit score:	720-739 (Mar-2010)	Total credit lines:	28	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$3,629	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	1%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	obedient-auction	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Personal Loan
Purpose of loan:
This loan will be used to personal use. I am trying to buy a motorcylce.

My financial situation:
I am a good candidate for this loan because i pay all my bills on time or before it is due.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451081
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$203.56

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2001	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	1	Inquiries last 6m:	5	Employment status:	Self-employed
Enhanced (1-5):	1	Current / open credit lines:	1 / 1	Length of status:	1y 6m
Credit score:	640-659 (Feb-2010)	Total credit lines:	2	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	gwilford	Borrower's state:	California	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New Sign for Hair Salon
Purpose of loan:
This loan will be used to pay THE BALANCED OWED for a front and back commerical reverse lit sign on a retail storefront for my hair salon. Its $8000 for the permits, the sign and the install. I have already paid $4000 down. The salon is on Alabama Street, Redlands CA in the Marshalls/JoAnn Center near the Cirtus Plaza.
My financial situation:
This is a stable business open for 2 years( we were on Ford Street until we moved last month). The business grossed 210K last year and is on?track to do about the same or slightly better this year. I net 50K for my self. I have very low expenses; I rent an apt and my car is paid for. I only have one credit card and my student loan; as you can see above I have not made any late payments.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451093
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 23.25%	Starting monthly payment:	$244.89

Auction yield range:	17.04% - 20.00%	Estimated loss impact:	19.13%
Lender servicing fee:	1.00%	Estimated return:	0.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2005	Debt/Income ratio:	Not calculated
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 4	Length of status:	5y 2m
Credit score:	720-739 (Feb-2010)	Total credit lines:	11	Occupation:	Construction
Now delinquent:	0	Revolving credit balance:	$5	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	usergd182	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	23 ( 96% )	720-739 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	1 ( 4% )	700-719 (Feb-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	24
Description
Mainly improve credit score
To whom it may concern,

? I am taking out this loan for the main purpose of improving my credit score and the minor purpose of fixing up my family's recently purchased house. It is a great investment opportunity for you as there is no risk involved. I have a full time job as a carpenter making $25 an hour, have 2 savings accounts with over $7000 in them and am investing in a house in Des Plaines. I don't really have any expenses other than my insurance, cell phone and car payments. All of my other money I am either saving or putting into the house I am fixing up to sell.

??? I have only taken out 1 loan before and that had to be done with a cosigner because my credit was too light. The loan was for the 2007 Pontiac G6 that i recently purchased. I am about half way finished with paying that off but my credit remains very light and my score is only 700. I would like to be able to get a loan by myself and after paying off this loan my credit score should get a lot higher. Lending to this loan will help both of us out and be a great and safe investment for you.

Thank you for your time and help.

Sincerely
JMG

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451097
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	10.00%	Starting borrower rate/APR:	11.00% / 11.35%	Starting monthly payment:	$327.39

Auction yield range:	3.04% - 10.00%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	8.49%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1988	Debt/Income ratio:	36%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	9 / 6	Length of status:	9y 11m
Credit score:	800-819 (Mar-2010)	Total credit lines:	27	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	gain-burger	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit Card Payoff
Purpose of loan:
Pay off a Credit card debt which was used to purchase inventory for our Oriental Rug business.
My financial situation:
I am a good candidate for this loan because I have worked at the same location for 10+ years, make a good wage, own my own home (with $130,000 mortgage) latest appraisel of our home and 10 acres of land was $600,000?also?we own 2 cars free and clear.? My husband is a retired military officer and his pension brings in extra cash as well as our small business ventures. Our monthly income varies according to how many rugs we sell, but our income/outgoings are broadly?defined as I show below:
Income:
Salary:????????$2,400 (net)
Pension??????$2,000 (net)
Business????$1,500 (net)

Total:?$5,900

Outgoings:
Mortgage:????????$1,040 (includes Taxes & Home Insurances)
Insurances:??????$115 (Cars)
Household:??????$1000 (food, clothes etc)
Utilities:????????????$300 (Telephone, internet, TV)
Credit cards:???$1000

Total:????????????????$3455

As you can see our excess of income over expenditure is approximately $2445 each month. We want to put this last large credit card bill for previous business expenses onto a loan basis and know that this is something the prosper community will understand. We have an excellent 800+ FICO because we are always meticulous about paying our bills and debts to the letter and on time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451099
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$294.03

Auction yield range:	14.04% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1996	Debt/Income ratio:	19%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	11 / 8	Length of status:	27y 10m
Credit score:	660-679 (Mar-2010)	Total credit lines:	22	Occupation:	Engineer - Electric...
Now delinquent:	0	Revolving credit balance:	$6,660	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	92%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	Burningroof	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay/consolidate debt and minor misc
Purpose of loan:
This loan will be used to pay off and consolidate debt and minor miscellaneous.

My financial situation:
I am a very good candidate for this loan as I have excellent long term job security and stability with substantial income. I am an electrical engineer for a power system utility so today?s troubled economy has no impact upon my employment status. I have had a long term successful career, but have not fared so well in my personal endeavors. One spouse was truly evil without conscience and the other highly motivated in keeping up with the Jones and beyond. I have truly become much wiser and the idiot winds have now calmed much in blowing my way. I was merely very giving and sought to please with little sense in doing so. As a result, I am much poorer, but truly am now much wiser. Coupled with past incurred debt, I have had recent dental expenses (incurred prior to creating flex spending account), vehicle repairs, and travel (two deaths in family).Given time and with your help, I will be a survivor as I have very good income and retirement benefits. I will be forever grateful to those who choose to help me and will prove to be a very good investment.

Monthly Income = $5433 (pay after automatic deductions for taxes, life and health insurance, Flex Spending account for dental, and retirement)??
Total Monthly Expenses = $3280
Net Monthly?Income= $5433 - $3280 = $2153
Monthly expenses:
Housing: $ 850 rent??
Insurance: $ 135 -?vehicle and rental. Health and life insurance are automatically deducted and already?reflected in net income as is retirement.??
Car expenses: $ 425 -?car payment + routine mtce.??
Utilities: $ 160???
Phone, cable, internet: $?160??
Food, entertainment: $ 300???
Clothing, household expenses $50 - I spend little on such things so is best guess?averaged over a year.???
Credit cards and other loans: $1200????
Other expenses: $ -?minimal ? I will note here that I have good health insurance, but includes very little in dental benefits. I am now enrolled in the flex spending program for $2500/yr. which is not taxable, but must use it or lose it. I will use all of it for dental/health needs. This deduction is automatic and reflected in monthly net income shown above.?

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451103
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1981	Debt/Income ratio:	24%
Basic (1-10):	2	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	7 / 7	Length of status:	0y 5m
Credit score:	680-699 (Mar-2010)	Total credit lines:	35	Occupation:	Clerical
Now delinquent:	5	Revolving credit balance:	$1,678	Stated income:	$50,000-$74,999
Amount delinquent:	$5,715	Bankcard utilization:	72%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	27
Screen name:	makingaliving2	Borrower's state:	California	Borrower's group:	Ebay Sellers
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	35 ( 100% )	680-699 (Latest)
Principal borrowed:	$6,500.00	< mo. late:	0 ( 0% )	580-599 (Mar-2007)
Principal balance:	$259.22	1+ mo. late:	0 ( 0% )
Total payments billed:	35
Description
Second Loan - Auto
This would be my second loan. My final payment on my first loan is in April. I am happy to say I have accomplished the things I set out to with my first loan and my credit score has increased significantly.I never defaulted despite being laid off for seven months in 2009 and finally beginning a job making $22K less. My personal budget is very strict and I stick to it.I would like to obtain a new Prosper loan to fix my car for my daughter's use and purchase a "new to me" car for my own use. I will pay the second loan off as responsibly as I did the first one.I have learned a lot about credit/debt over the past years. It is important to me that I obtain and maintain a good credit rating and teach my daughter the value of hard work and good credit.?Income (take home)-$3100 Rent-$1215
Insurance-$75
Transportation/Gas-$400
Utilities-$120
Cable/Phone/Internet-$130
Cell Phones-$150
Groceries-$300
CareOne-$245
Total Expenses-$2635
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451109
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$16,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	26.00%	Starting borrower rate/APR:	27.00% / 29.33%	Starting monthly payment:	$653.20

Auction yield range:	8.04% - 26.00%	Estimated loss impact:	9.12%
Lender servicing fee:	1.00%	Estimated return:	16.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1990	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	19 / 15	Length of status:	4y 2m
Credit score:	780-799 (Mar-2010)	Total credit lines:	41	Occupation:	Construction
Now delinquent:	0	Revolving credit balance:	$20,229	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	35%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	almquist	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	21 ( 100% )	780-799 (Latest)
Principal borrowed:	$16,000.00	< mo. late:	0 ( 0% )	800-819 (Feb-2010) 780-799 (Jun-2008)
Principal balance:	$7,659.78	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
~Grow my income... GROW YOUR MONEY~
Purpose of loan:
There are 2 facets to this loan. BOTH generate extra income. This extra income WILL pay you your money back WITH a GREAT interest rate.

1) 5,000.00 for a good used trailer. I am a licensed general contractor and?provide hail & wind restoration to homes by replacing roofing & siding on homes in storm affected areas. When the old aluminum siding is removed from homes, I presently have my sub-contractors haul it away for recycling and we split the profits 50-50. Taking into consideration the slower snowy months, my company replaces siding, on average, on 2 houses each week. The average aluminum refund is a total of $275.00 per house which comes to $2,200.00 monthly which I?presently receive 50% of. By having?a trailer I'll be able to haul the aluminum away myself and keep 100% of the recycling profits. THESE ADDED MONIES WILL BE USED TO MAKE MY MONTHLY LOAN PAYMENTS ON THIS PROSPER LOAN.

2) $11,000.00 for apartment remodel. In the lower level of my home I have a 24' x 12' bedroom which has a private keyed entry, a bathroom which needs to be gutted & redone, a laundry room and a storage room which I?plan on turning into a kitchen. This will create a full apartment to rent. I've already found a tenant set to move in upon completion of this project. THIS WILL PROFIT ME ANOTHER $590.00 EVERY MONTH.

Please keep in mind, THIS LOAN WILL BE REPAYED FROM THE NEW INCOME IT WILL ENABLE ME?TO MAKE. My end goal is to capitalize on as many income opportunities as I'm able to create which in turn will open up more investing opportunities in the future. Hauling aluminum myself, and using unused space in my home are simple and logical ways to work toward these goals.

My financial situation:
I am a good candidate for this loan because? this loan will create all funds to repay this loan. Thank you for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451111
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.22%	Starting borrower rate/APR:	31.22% / 33.62%	Starting monthly payment:	$215.61

Auction yield range:	11.04% - 30.22%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-2000	Debt/Income ratio:	38%
Basic (1-10):	8	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	22 / 18	Length of status:	13y 2m
Credit score:	680-699 (Mar-2010)	Total credit lines:	35	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$9,176	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	16%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	p2p-ruler2	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
vacation
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451117
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.04%	Starting borrower rate/APR:	18.04% / 20.25%	Starting monthly payment:	$144.69

Auction yield range:	17.04% - 17.04%	Estimated loss impact:	18.94%
Lender servicing fee:	1.00%	Estimated return:	-1.90%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1988	Debt/Income ratio:	31%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	9 / 10	Length of status:	8y 11m
Credit score:	660-679 (Mar-2010)	Total credit lines:	23	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$9,831	Stated income:	$50,000-$74,999
Amount delinquent:	$3,395	Bankcard utilization:	82%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	1
Screen name:	lhooq33	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	25 ( 100% )	660-679 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	640-659 (Jan-2008) 700-719 (Feb-2007)
Principal balance:	$1,028.78	1+ mo. late:	0 ( 0% )
Total payments billed:	25
Description
Help Please! debt consolidation
The bills are mounting, and im really hoping to consolidate everything into one simple payment.
Thanks for your help
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451123
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	7.99%	Starting borrower rate/APR:	8.99% / 9.33%	Starting monthly payment:	$222.57

Auction yield range:	3.04% - 7.99%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.49%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1998	Debt/Income ratio:	Not calculated
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	15y 1m
Credit score:	840-859 (Feb-2010)	Total credit lines:	12	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$1,801	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	6%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	enticing-justice	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Refinance my 4 wheeler loan
Purpose of loan:
It's really hard as a bartender to get a loan these days, no matter what your credit history.? I've built a house in which I have very substantial equity, but still couldn't get a home equity line of credit due to my inability on a W2 to prove what I make.? I wasn't even asked to show my bank statements (the one way I can prove it) so I'm left trying this out.? I've been paying off substantial debt ($6000 in the last 6 months) and want to be completely out of debt?soon (excluding my mortgage of course).? Basically I just want to save some money on interest making it a little easier.

My financial situation:
I am a good candidate for this loan because?I have a solid job where I've worked for 15 years, have savings of almost this amount but don't want to touch it for emergency purposes.? I have a great credit rating because I always pay off my debts.? Also, my wife will be working her job full time when her schooling is done this year.? I also have $80K-$100K in equity of my home.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451127
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,100.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	30.00%	Starting borrower rate/APR:	31.00% / 34.67%	Starting monthly payment:	$47.30

Auction yield range:	8.04% - 30.00%	Estimated loss impact:	7.23%
Lender servicing fee:	1.00%	Estimated return:	22.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1996	Debt/Income ratio:	27%
Basic (1-10):	10	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	10 / 8	Length of status:	4y 7m
Credit score:	660-679 (Mar-2010)	Total credit lines:	13	Occupation:	Teacher
Now delinquent:	0	Revolving credit balance:	$24,301	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	87%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	unique-euro	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay my taxes
Purpose of loan:
This loan will be used to pay my 2009 taxes due.

My financial situation: I am a good candidate for this loan because I have never been late on any type of bill or loan payment in my life. I will have no problem paying this loan back because I have good job security and pretty good pay. I'm only asking for a small amount of money so I can get my federal taxes paid. I'm getting a state refund, but I won't have it in time to pay my federal taxes. My husband makes about $50,000 a year and is paying off my credit cards. I am responsible for the balances on these cards, but he doesn't have much debt at all, so he is going to start paying off my credit cards for me. He owns a business so he has his own tax obligation this year, otherwise he would be able to pay my taxes for me. We're filing separately because his business is an LLC and it makes more sense for us to file separately. If you have any questions let me know and I'll be happy to answer them. Thank you for your time.

Monthly net income: $3,329.89

Monthly expenses: $
??Housing: $ 550 (split with my husband)
??Insurance: $?0 (my husband pays this)
??Car expenses: $ 100
??Utilities: $ 0 (my husband pays these)
??Phone, cable, internet: $ 0 (my?husband pays these)
??Food, entertainment:?About $200 (my husband pays most of this)
??Clothing, household expenses $ Maybe $100?(my husband pays most of this also)
??Credit cards and other loans: $100 on my student loan,?About?$700 a month on my credit cards
??Other expenses: None, my husband takes care of most almost everything.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451129
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2009	Debt/Income ratio:	3%
Basic (1-10):	4	Inquiries last 6m:	7	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	2 / 2	Length of status:	0y 10m
Credit score:	640-659 (Mar-2010)	Total credit lines:	2	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	XLuftblasenX	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help give my family a home!
Purpose of loan:
This loan will be used to? help buy a modular home for? my family. I have come up with pretty much all the money, just need the last 1,000 dollars.

My financial situation:
I am a good candidate for this loan because? My boyfriend and I both have full time jobs that we have great job security with. I have an average credit score of 711. We pay all our bills on time and in full every month. We are very trustworthy people and will have absolutely no problem paying back this loan.

Monthly net income: $ Myself $1750; My boyfriend $2,500 = 4,250

Monthly expenses: $ 680
??Housing: $ 450
??Insurance: $
??Car expenses: $
??Utilities: $ 100
??Phone, cable, internet: $ 80
??Food, entertainment: $ 50
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451133
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$16,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 23.25%	Starting monthly payment:	$602.80

Auction yield range:	17.04% - 20.00%	Estimated loss impact:	35.63%
Lender servicing fee:	1.00%	Estimated return:	-15.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1986	Debt/Income ratio:	20%
Basic (1-10):	1	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	4 / 3	Length of status:	20y 4m
Credit score:	760-779 (Mar-2010)	Total credit lines:	15	Occupation:	Police Officer/Corr...
Now delinquent:	1	Revolving credit balance:	$59	Stated income:	$50,000-$74,999
Amount delinquent:	$14,336	Bankcard utilization:	11%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	2
Screen name:	just-gettin-by	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	3 ( 100% )	760-779 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	0 ( 0% )	660-679 (Oct-2009)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	3
Description
2nd Prosper Loan, Consolidate Debt
Purpose of loan:
This loan will be used to?
Consolidate my credit cards and pay off my debt.? I am finally starting to get back on my feet after my divorce, and this is the last step that I wanted to accomplish.? I recently paid off my 1st prosper loan and I never misssed a payment.? As you can see by my credit score, I have improved significantly over the last year.? Thank you to all who trusted me with the first Prosper Loan.

My financial situation:
I am a good candidate for this loan because? I am a responsible person with a great career of 23 years.? I have a great track record with prosper. I have one delinquencly on my credit report due to a divorce involving a out of state home.? That is getting taken care of.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451135
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$248.80

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-2000	Debt/Income ratio:	16%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	10 / 8	Length of status:	8y 8m
Credit score:	660-679 (Mar-2010)	Total credit lines:	35	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$5,879	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	72%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	19
Screen name:	ChristianLender	Borrower's state:	Michigan	Borrower's group:	The College Group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 80% )	660-679 (Latest)
Principal borrowed:	$2,995.00	< mo. late:	4 ( 20% )	660-679 (Jun-2008) 520-539 (Jan-2008) 540-559 (Aug-2007)
Principal balance:	$814.73	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
++Auto Loan 2nd Prosper Loan +++
Purpose of loan:
This loan will be used to pay for our new 2004 Honda Pilot that we just bought. My wife and I had to put about
$3000 of the cost of the vehicle onto our credit cards since you can't finance a vehicle that has over 100K miles on it.
We actually put $7500 cash down for the vehicle. But, would rather have a loan payment through prosper than have it on our credit card. We will also use ~$1500 of this loan to pay off our current prosper loans.? Which I have paid 100% on time for over 2 years now!

My financial situation:
I have been working at a university for over 8 years now, so I have a very secure job in a very unsecure economy.
We will be turning in our lease car in a month which was a monthly payment of $289 that we will no longer have to pay.
I pay all the bills on-time and this will be our second prosper loan and absolutely love Prosper and would rather pay you lenders than give that money to greedy banks.

Monthly net income: $ 3000 (Household)

Monthly expenses: $
??Housing: $ 800
??Insurance: $ 145
??Car expenses: $30
??Utilities: $250
??Phone, cable, internet: $30
??Food, entertainment: $ 60
??Clothing, household expenses $20
??Credit cards and other loans: $100
??Other expenses: $ 30
Total: $1435

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451145
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1997	Debt/Income ratio:	Not calculated
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	1 / 1	Length of status:	3y 4m
Credit score:	660-679 (Mar-2010)	Total credit lines:	13	Occupation:	Bus Driver
Now delinquent:	0	Revolving credit balance:	$376	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	41%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	16
Screen name:	income-turtle	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying a car
Purpose of loan: To purchase a car

My financial situation:I am financially stable and have worked with Mammoth Mountain ski area for 3 years.? I am currently on the Mammoth Lakes fire academy and also finishing up my EMT.? I have a motorcycle at the moment but would like a car so I can get around better in the winter.? I already have the car picked out.? I will more than likely have the loan paid off in the first year.? Or at most, by the second year.?

Monthly net income: $ 1400.00

Monthly expenses: $
??Housing: $ 620
??Insurance: $ 30
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, internet: $ 10
??Food, entertainment: $300
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 20
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451171
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.13%	Starting borrower rate/APR:	7.13% / 7.47%	Starting monthly payment:	$30.94

Auction yield range:	3.04% - 6.13%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2003	Debt/Income ratio:	12%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	3y 6m
Credit score:	760-779 (Mar-2010)	Total credit lines:	13	Occupation:	Student - College J...
Now delinquent:	0	Revolving credit balance:	$6,734	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	19%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	order-wizard	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Looking to borrow at lower interest
Purpose of loan:
This loan will be used to? consolidate my credit card debt to a lower interest, and for me to pay the interest to someone other than the big banks.

My financial situation:
I am a good candidate for this loan because? I own a condo, I'm a veteran, and never had a late payment...ever!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451177
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1994	Debt/Income ratio:	25%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Retired
Enhanced (1-5):	4	Current / open credit lines:	1 / 1	Length of status:	13y 5m
Credit score:	660-679 (Mar-2010)	Total credit lines:	10	Stated income:	$25,000-$49,999
Now delinquent:	0	Revolving credit balance:	$0
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	8
Screen name:	wonderful-commerce7	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay Bills
Purpose of loan:
This loan will be used to? pay bills

My financial situation:
I am a good candidate for this loan because? I am retired and have a garantee income

Monthly net income: $ 2200.00

Monthly expenses: $
??Housing: $? 0????????
??Insurance: $??520.00 per yr.
??Car expenses: $ 40.00 a month in gas
??Utilities: $ 200.00
??Phone, cable, internet: $ 29.99
??Food, entertainment: $ 150.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $? 0
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 436048
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 21.22%	Starting monthly payment:	$348.23

Auction yield range:	11.04% - 18.00%	Estimated loss impact:	10.42%
Lender servicing fee:	1.00%	Estimated return:	7.58%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1994	Debt/Income ratio:	25%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 6	Length of status:	4y 9m
Credit score:	740-759 (Mar-2010)	Total credit lines:	45	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$6,629	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	82%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	rhightower4	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 3	On-time:	23 ( 100% )	740-759 (Latest)
Principal borrowed:	$24,250.00	< mo. late:	0 ( 0% )	780-799 (Aug-2009) 640-659 (Nov-2007) 700-719 (Jan-2007) 660-679 (May-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	23
Description
Working Capital
Hello,

Thank you for looking at this request.? I have a full time job as a commercial banker as well as have a partnership in a roofing, siding, and construction company.? We have just been awarded a contract to repair two apartment complex's roofs owned and managed by the same company.? This money will help in covering an initial expenses as well as labor costs until our draws come in as we progress on the completion.? I have used this site before and have never been late or missed a payment.

My debt to income is incorrect on this site as it does not account for my company income.? I am an honest hardworking person that has never been late or missed a payment on ANY financial obligations.? Thanks again for your support.

Best Regards
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446616
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1994	Debt/Income ratio:	22%
Basic (1-10):	1	Inquiries last 6m:	11	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	12 / 11	Length of status:	9y 2m
Credit score:	660-679 (Mar-2010)	Total credit lines:	42	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$116	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	10%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	4
Screen name:	mthauberger	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	28 ( 90% )	660-679 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	3 ( 10% )	660-679 (Feb-2010) 560-579 (Jul-2007) 540-559 (Jun-2007)
Principal balance:	$674.12	1+ mo. late:	0 ( 0% )
Total payments billed:	31
Description
Debt Consolidation
Purpose of loan:
I'm looking to consolidate a high interest personal loan of $2,000 and one credit card $1500

My financial situation:
I am a good candidate for this loan because, I have worked to raise my credit score over 100 points in the past 12 months and have paid my previous prosper loan each and every month on time.

Monthly net income: $ 8000

Monthly expenses: $6800

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447832
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	24.55%	Starting borrower rate/APR:	25.55% / 27.86%	Starting monthly payment:	$220.28

Auction yield range:	11.04% - 24.55%	Estimated loss impact:	10.61%
Lender servicing fee:	1.00%	Estimated return:	13.94%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2000	Debt/Income ratio:	40%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	14 / 14	Length of status:	1y 9m
Credit score:	700-719 (Feb-2010)	Total credit lines:	28	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$19,759	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	72%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	6
Screen name:	oyster1	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying Off Credit Cards
Purpose of loan:
This loan is going to help me consolidate my credit cards so I can pay them off in a quicker manner as well as increase my credit score.? Right now I dont have a problem with the payments, however I do have a lot of little cards open which is lowering my score and would like to consolidate to watch my score rise!? I used to have a lot more debt than I do now and have worked hard to pay it off.? I got into trouble in college when I paid for books, etc with credit cards, then took a job with poor medical insurance and ended up with some major medical issues that, yet again, had to go on cards.? I have gotten much better at not even having a card with me so I don't even have the option anymore! None of the loan is cash for me, just paying off higher interest rate credit cards.

My financial situation:
-I am a homeowner and have not defaulted on any mortgage
-I have a full-time job that I have been at for 2 years and have had multiple promotions within that time so consider myself a valuable asset to my company
-I have a second income in my household that I have never asked for help but will if need be if a serious situation came up.?
-I have worked extremely hard to get my credit card debt paid down.? I used to owe more than double what I have now and between on time and more than minimum payments have gotten it down significantly
-I have worked hard to get my credit score where it is right now.? When I was in college I didn't understand credit and it slipped some.? I have been adament to get my score where it is and want to continue to see it rise and ensure all payments are made ON TIME or early

Monthly net income: $ 3400

Monthly expenses: $
??Housing: $?750
??Insurance: $ 60
??Car expenses: $ 234
??Phone, cable, internet: $ 100
??Food, entertainment: $ 50
??Clothing, household expenses $ 25????

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450272
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-2002	Debt/Income ratio:	Not calculated
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Retired
Enhanced (1-5):	4	Current / open credit lines:	4 / 4	Length of status:	0y 2m
Credit score:	700-719 (Mar-2010)	Total credit lines:	22	Stated income:	$25,000-$49,999
Now delinquent:	0	Revolving credit balance:	$0
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	4
Screen name:	tkt_treasures	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	17 ( 100% )	700-719 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	560-579 (Aug-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
Purchasing family friendly vehicle
Purpose of loan:
This loan will be used to? Purchase a new more family-friendly vehicle

My financial situation:
I am a good candidate for this loan because? I have little monthly expenses and a good steady income

Monthly net income: $ $1736.00

Monthly expenses: $
??Housing: $320.00
??Insurance: $95.00 includes house and car
??Car expenses: $390.00
??Utilities: $130.00
??Phone, cable, internet: $50.00
??Food, entertainment: $150.00
??Clothing, household expenses $25.00
??Credit cards and other loans: $0
??Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450696
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	24.55%	Starting borrower rate/APR:	25.55% / 27.86%	Starting monthly payment:	$300.38

Auction yield range:	11.04% - 24.55%	Estimated loss impact:	10.61%
Lender servicing fee:	1.00%	Estimated return:	13.94%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2000	Debt/Income ratio:	17%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	13 / 12	Length of status:	2y 7m
Credit score:	640-659 (Mar-2010)	Total credit lines:	16	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$9,777	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	71%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	lowbatteries	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	24 ( 100% )	640-659 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	540-559 (Feb-2008)
Principal balance:	$348.43	1+ mo. late:	0 ( 0% )
Total payments billed:	24
Description
Credit cards have got to go!
Purpose of loan:
This loan is so we can get rid of most of our high interest credit card debt.

Our financial situation:
We've managed to bring our credit rating up from being "high risk" two years ago to "average" today, by faithfully paying down our cards and closing them. While this has been working and we've been meeting all our goals, we can't stand the fact that all our rates just jumped 5-10% higher because of the current economic climate. We're on track to pay all our credit card debt off in 20 months, but that will still cost us almost $2500 in interest.

With this loan we plan to pay off and close my two highest interest cards at a total of $7500, with a 29% interest rate. We'll save between $800-$1200, and improve my credit score more quickly while we're at it.

Currently we are paying $800 a month to my credit card debt (well above the minimum payments).

Monthly net income: $3050
I get paid the 1st and 15th of each month, $1527 per paycheck.

Monthly expenses: $2405
Housing: $495 (rent)
Insurance: $120
Car expenses: $120 (insurance and gas, we own our car)
Utilities: $70
Phone, cable, internet: $100 (two cell phones & internet)
Food, entertainment: $300
Clothing, household expenses $150
Credit cards and other loans: $1050 ($800 for credit cards, $250 for student loans).

Luckily we live in Idaho, where the cost of living is quite low. As you can see, my debt is by far our biggest expense!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450870
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-2009	Debt/Income ratio:	Not calculated
Basic (1-10):	3	Inquiries last 6m:	1	Employment status:	Part-time employee
Enhanced (1-5):	2	Current / open credit lines:	2 / 1	Length of status:	2y 1m
Credit score:	660-679 (Mar-2010)	Total credit lines:	4	Occupation:	Food Service
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	immaculate-balance	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
car needs new motor
Purpose of loan:
This loan will be used to? fix my car

My financial situation:
I am a good candidate for this loan because?? i have good credit and i pay bills on time

Monthly net income: $ 1300

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $ 220
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $ 56
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 0
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450882
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	9.48%	Starting borrower rate/APR:	10.48% / 10.83%	Starting monthly payment:	$487.40

Auction yield range:	3.04% - 9.48%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	7.97%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1983	Debt/Income ratio:	61%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	13 / 10	Length of status:	7y 0m
Credit score:	800-819 (Mar-2010)	Total credit lines:	34	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$15,023	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	41%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	3
Screen name:	established-finance8	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off high interest loan
Purpose of loan:
This loan will be used to? Would like to pay off high interest loan (25%) with
Benificial Finance. Have been paying almost 3 years on $9000.00 loan and still owe $8600.00
Making no headway and would love to be rid of this loan. With balance of proceeds I would like to install granite countertops in my kitchen.

My financial situation:
I am a good candidate for this loan because? I have a stable income.A good job with long term potential.
Have been married 39 years and raised a family and have 5 wonderful grandchildren
Own? our home and enjoy family and life
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450888
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 21.22%	Starting monthly payment:	$183.28

Auction yield range:	17.04% - 18.00%	Estimated loss impact:	19.00%
Lender servicing fee:	1.00%	Estimated return:	-1.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-2005	Debt/Income ratio:	Not calculated
Basic (1-10):	5	Inquiries last 6m:	2	Employment status:	Not employed
Enhanced (1-5):	3	Current / open credit lines:	6 / 5	Length of status:	0y 1m
Credit score:	640-659 (Feb-2010)	Total credit lines:	8	Stated income:	Not employed
Now delinquent:	0	Revolving credit balance:	$2,542
Amount delinquent:	$0	Bankcard utilization:	50%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	deal-kitten	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
10 acres and a dream, small farm
Purpose of loan:
This loan will be used to purchase land, equipment, feed, etc...

My financial situation:
I am a good candidate for this loan because I work hard, never behind on payments. Parents assistance

Monthly net income: $ 500-1000 varies

Monthly expenses: $ none
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450894
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$361.89

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2003	Debt/Income ratio:	Not calculated
Basic (1-10):	2	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	11 / 11	Length of status:	8y 6m
Credit score:	640-659 (Mar-2010)	Total credit lines:	12	Occupation:	Truck Driver
Now delinquent:	0	Revolving credit balance:	$9,072	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	86%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	asset-seeker	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay off credit cards
Purpose of loan:
This loan will be used to pay off and combine payments for credit cards

My financial situation:
I am a good candidate for this loan because I pay my bills.

Monthly net income: $ 2917 ???? ???

Monthly expenses: $
??Housing: $ 468
??Insurance: $ 25
??Car expenses: $ 411
??Utilities: $ 150
??Phone, cable, internet: $ 150
??Food, entertainment: $ 350
??Clothing, household expenses $
??Credit cards and other loans: $ 400
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450912
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,250.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.38%	Starting borrower rate/APR:	9.38% / 11.48%	Starting monthly payment:	$135.90

Auction yield range:	4.04% - 8.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2002	Debt/Income ratio:	12%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 7	Length of status:	2y 7m
Credit score:	780-799 (Mar-2010)	Total credit lines:	15	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$1,113	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	13%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	benefit-sage	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
A Car for work and fishing
Purpose of loan:
This loan will be used have a more reliable car to drive to work.? I have one car now but it is a little older but runs well.

My financial situation:
I am a good candidate for this loan because i have payed my debts my whole life on time.? Why would i change now.? I have a job i have worked at for 3 years and work full time. I just sold a car that i was paying 430$ a month for and insurance of 130$ a month. My insurance is now 14$ a month on my subaru. I have freed up alot of cash. Im looking to just get a car that gets good gas milage that i can take fishing and drive to work.? Thank you for your time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450924
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	13.03%	Starting borrower rate/APR:	14.03% / 16.19%	Starting monthly payment:	$205.15

Auction yield range:	6.04% - 13.03%	Estimated loss impact:	5.22%
Lender servicing fee:	1.00%	Estimated return:	7.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1994	Debt/Income ratio:	4%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	2 / 2	Length of status:	20y 2m
Credit score:	740-759 (Mar-2010)	Total credit lines:	15	Occupation:	Biologist
Now delinquent:	0	Revolving credit balance:	$3,096	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	77%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	powerful-repayment6	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Asbestos removal
Purpose of loan:
This loan will be used to? remove asbestos we found buried on our property.? After relocating to another state with my company, my wife and I purchased a beautiful older home.? We were told that the house had had asbestos siding that was removed by a contractor when the new siding was installed.? Last week I found some of the asbestos siding buried on our property.? While the old owners will eventually have to pay for the abatement, I need to have the asbestos removed from the property now so our dogs can go outside off leash and our two cats can go back outside.

My financial situation:
I am a good candidate for this loan because? I have?a low amount of?credit card debt.? I own my home and I have worked for the same government agency for 20 years.? I pay my bills on time.? Thank you for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450930
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	13.03%	Starting borrower rate/APR:	14.03% / 16.19%	Starting monthly payment:	$222.25

Auction yield range:	6.04% - 13.03%	Estimated loss impact:	5.22%
Lender servicing fee:	1.00%	Estimated return:	7.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1997	Debt/Income ratio:	13%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	13 / 13	Length of status:	4y 0m
Credit score:	740-759 (Mar-2010)	Total credit lines:	21	Occupation:	Civil Service
Now delinquent:	1	Revolving credit balance:	$1,250	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	10%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	8
Screen name:	AboveAverage	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	5 ( 100% )	740-759 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	0 ( 0% )	760-779 (Aug-2009) 660-679 (Jul-2008) 620-639 (Apr-2008) 580-599 (Dec-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	5
Description
Remove Negative Equity
Purpose of loan:
Remove the Negative Equity from my exisiting Car loan so that I can then refinance with my bank, who will give me an excellent rate. In fact it will be so low, the combined payment of this loan, and my note will be substantially lower than if I were paying my current lender. I have never been late on my note, nor have I been late?on any bills.?

My financial situation:
The public record on file is a PAID tax lien. There was a terrible misunderstanding between me, the IRS and the accountant who filed during the 2005 year. Needless to say, it has been rectifiied, but it will fall off in November 2014. The only other bad mark on my Experian is a student loan that was late back when I had difficulty paying bills due to layoffs during the 9/11 era. I have since been in stable employment for the last 7 years, 4 of which is with my current employer. I have substantial assets in my pension and 457(b) as well as savings. I have learned my lesson when it comes to defaulting on a loan, and the fact that I hold a mortgage that I've always been paying on testifies to that fact. This would be my second Prosper loan, and I also plan on paying it off as soon as possible, like the last loan. Because of the amount,?unlike the last loan, I will?allow?myself to allow this listing to be bid down a bit (please! LOL.) ?This loan will probably take a little longer to pay off?than before, but I can definitely promise current and on time payments. I am a very good investment, and my credit history will speak for itself. I will answer any questions that have not been addressed here concerning my loan. Thank you for your consideration. BTW my revolving credit lines have been paid as of today. I only use my credit cards when I have cash on hand (or will have cash). I have never been late on my credit cards NOR have I ever [knock on wood] paid interest on my CCs. Prosper loans are, of course a different story, but I don't mind paying the interest to good people. <big grin!> Thank you for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450936
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	11.00%	Starting borrower rate/APR:	12.00% / 14.13%	Starting monthly payment:	$332.14

Auction yield range:	6.04% - 11.00%	Estimated loss impact:	5.18%
Lender servicing fee:	1.00%	Estimated return:	5.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1989	Debt/Income ratio:	40%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	11 / 10	Length of status:	1y 11m
Credit score:	740-759 (Mar-2010)	Total credit lines:	37	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$114,620	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	37%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	sweet-generosity0	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Credit Card
Purpose of loan:
This loan will be used to pay off my Chase Visa credit card which totals 10,000.? Because of the new federal credit card laws, my Chase Visa interest rate increased by 4 points eventhough I have never missed a payment and I?always pay more than the minimum.

My financial situation:
I am a good candidate for this loan because my wife and I started what we termed a "three year debt plan" 20 months ago with the goal of eliminating all of our unsecured debt by June of 2011.? The June 2011 date was chosen because we want our unsecured debt eliminated by the time our first daughter attends her first semester of college in the Fall of 2011.? We are committed to our goal and we?were on track until we were surprised by the recent 4 point interest rate increase mentioned above.? My Experian credit rating is excellent at 769.? I have been in my career field as a land use planner for over 15 years and I have been employed by Queen Anne's County government as a Senior Land Use Planner for the last two years.? Although local government is not immune from the effects of the current economic downturn, I believe public sector employment is more secure at this time than the private sector which should give a lender confidence that I will remain employed over the three year loan period.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450954
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$11,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$497.60

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2008	Debt/Income ratio:	516%
Basic (1-10):	1	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	8 / 5	Length of status:	1y 9m
Credit score:	640-659 (Mar-2010)	Total credit lines:	9	Occupation:	Military Enlisted
Now delinquent:	0	Revolving credit balance:	$882	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	34%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	justice-harmonica4	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
VACATION, MAJOR PURCHASE, MARRIAGE
I AM A SERVICE MEMBER IN THE US NAVY AN HOSPITAL CORPSMAN ATTACHED WITH THE MARINES
Purpose of loan: Vacation, marriage and major purchases

This loan will be used to support the expense of my vacation, my marriage and some major purchases

My financial situation:$1500 in my saving account

I am a good candidate for this loan because I have a paycheck every months, I can establish an allottement so that the monthly payement will be taken away right from my paycheck source so that I will not have to think about that any more.

Monthly net income: $2308.15

Monthly expenses: $ 264.73
Housing: $0 Living in government Quaters
Insurance: $24.73
Car expenses: $0
Utilities: $20
Phone, cable, internet: $100
Food, entertainment: $50
Clothing, household expenses $20
Credit cards and other loans: $7500
Other expenses: $50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451022
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1998	Debt/Income ratio:	25%
Basic (1-10):	1	Inquiries last 6m:	10	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	5 / 5	Length of status:	1y 11m
Credit score:	640-659 (Mar-2010)	Total credit lines:	65	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$836	Stated income:	$75,000-$99,999
Amount delinquent:	$265	Bankcard utilization:	55%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	25
Screen name:	point-molecule	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Energy Auditing
Purpose of loan:
This loan will be used to?
Start my Side Business as a Energy Auditor and Strucural Inspector as I am Fully Employed through a City as a Senior Building Inspector and need Advertising and a Thermo Imaging device.
My financial situation:
I am a good candidate for this loan because?
I have been doing this line of work for over 10 years and I work for a City Government and I am the Only Inspector so I am very stable.
Monthly net income: $
4996

Monthly expenses: $
??Housing: $ 1450
??Insurance: $ 75????
??Car expenses: $ 720
??Utilities: $ 100????
??Phone, cable, internet: $ 300
??Food, entertainment: $ 125
??Clothing, household expenses $50?
??Credit cards and other loans: $ 50
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451040
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	5.00%	Starting borrower rate/APR:	6.00% / 6.34%	Starting monthly payment:	$121.69

Auction yield range:	3.04% - 5.00%	Estimated loss impact:	0.59%
Lender servicing fee:	1.00%	Estimated return:	4.41%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2004	Debt/Income ratio:	5%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 6	Length of status:	1y 9m
Credit score:	720-739 (Mar-2010)	Total credit lines:	11	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$7,344	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	31%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	sensational-penny	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off? credit card debt, consolidating into a single loan.

My financial situation:
I am a good candidate for this loan because I am very responsible with my debt and have never missed a credit card payment.

Salary:
63,000 Base Salary

Monthly Bills:
Rent: 975
Cellphone: 150
Student Loan: 100
Internet/TV: 75
Jiu Jitsu Membership: 100

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451046
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 33.33%	Starting monthly payment:	$50.94

Auction yield range:	11.04% - 29.00%	Estimated loss impact:	10.73%
Lender servicing fee:	1.00%	Estimated return:	18.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1996	Debt/Income ratio:	3%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	0 / 0	Length of status:	3y 8m
Credit score:	660-679 (Mar-2010)	Total credit lines:	18	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	12
Screen name:	goodhearted-trade	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Needed car repairs
Purpose of loan:
My car, my wife's car and my stepson's truck all broke down within two weeks of each other.??This loan should help to make the necessary repairs to fix our vehicles.?Both my wife and I work separate shifts so we each need our vehicles.?

My financial situation:
I am a good candidate for this loan because I am a good, solid worker and have worked steady for twenty-seven years at the local mill until they closed us down and have worked steady at my current job since 2006, missing only one sick day.? I am paid every two weeks and?also get some compensation for being a volunteer firefighter.? My wife also works, however, the income listed here only reflects my income.? We had a prosper loan a couple years ago through my wife for $3500 and paid it off in approximately one and a half years--not three.? I hope this reflects that we would be a good candidate for another prosper loan.? Thank you for your consideration.

Monthly net income: $ 1500 per month????????

Monthly expenses: $ 1335
??Housing: $ 335????
??Insurance: $?175
??Car expenses: $ 200
??Utilities: $200
??Phone, cable, internet: $ 175
??Food, entertainment: $250
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451052
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	12.00%	Starting borrower rate/APR:	13.00% / 15.14%	Starting monthly payment:	$505.41

Auction yield range:	11.04% - 12.00%	Estimated loss impact:	10.26%
Lender servicing fee:	1.00%	Estimated return:	1.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1994	Debt/Income ratio:	47%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	13 / 11	Length of status:	2y 3m
Credit score:	700-719 (Mar-2010)	Total credit lines:	27	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$74,817	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	91%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	greenback-tiramisu	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit cards consolidation
Purpose of loan:
This loan will be used to? payoff and close high interest credit cards.

My financial situation:
I am a good candidate for this loan because? I have been in my current position for over 2 years.? My wife also works, so we have dual income.? She has been with her current employer for over 5 years.? We just made a mistake of not paying off our credit cards.? We are now suffering the consequence because all credit cards increased their APR before the new credit card laws went into effect.?

Monthly net income: $ 7,368

Monthly expenses: $ 6,450
??Housing: $ 2,902
??Insurance: $ 150
??Car expenses: $ 200
??Utilities: $ 130
??Phone, cable, internet: $ 170
??Food, entertainment: $ 500
??Clothing, household expenses $ 300
??Credit cards and other loans: $ 1,798
??Other expenses: $ 300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451058
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 23.25%	Starting monthly payment:	$150.70

Auction yield range:	11.04% - 20.00%	Estimated loss impact:	10.48%
Lender servicing fee:	1.00%	Estimated return:	9.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2000	Debt/Income ratio:	30%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	4 / 3	Length of status:	0y 5m
Credit score:	640-659 (Mar-2010)	Total credit lines:	27	Occupation:	Retail Management
Now delinquent:	0	Revolving credit balance:	$4,940	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	82%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	2
Screen name:	market-winner8	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off some high interest debt!
Purpose of loan:
This loan will be used to? Pay off a couple of credit cards with high interest rates, and to have some extra cash for a future trip planned.?

My financial situation:
I am a good candidate for this loan because? I am very trustworthy in paying my debt.? My bills are my first priority!? If I cannot afford it, I don't buy it... I am a shift manager for Aldi and I don't have a great income yet, but I am on a fast track to store management, by next year.? The starting salary for my upcoming position is no less than 70k annually.? The payments will be done in a timely manner and paid above the minimum amount, respectfully.? I am a recent Ole Miss grad and I have great future aspirations!

Monthly net income: $ 1920

Monthly expenses: $ 980
??Housing: $ 300 (I have 2 roommates)
??Insurance: $ 40
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, internet: $ 65
??Food, entertainment: $ 200
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 175
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451064
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,600.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$162.85

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2008	Debt/Income ratio:	21%
Basic (1-10):	4	Inquiries last 6m:	4	Employment status:	Part-time employee
Enhanced (1-5):	1	Current / open credit lines:	2 / 2	Length of status:	1y 8m
Credit score:	680-699 (Mar-2010)	Total credit lines:	2	Occupation:	Tradesman - Mechani...
Now delinquent:	0	Revolving credit balance:	$181	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	16%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	sanctuary4	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Auto parts supply company
Purpose of loan:
This loan will be used for business.

My financial situation:
I am a good candidate for this loan because I am responsible with credit and borrowing. I work part time on top of the business, and I have never missed a payment on my credit cards. They are paid off every month. Because I live with such awesome relatives, most of my income is not tied up with bills. I can easily make payments as high as $500 per month. Not to mention, I have enough in savings to pay the loan off, however, this is to supplement my savings. I can work out a good initial inventory with what I have saved, but with this to supplement my savings, I can get more customers with a larger, more attractive line up. I have automotive shops waiting for my ignition wires when I release my brand products ready to buy. I have very few obligations as far as bills, paid off car, etc.

Monthly net income: $ 1,000

Monthly expenses: $
??Housing: $ 60
??Insurance: $ 94
??Car expenses: $ 120 gas
??Utilities: $ 0
??Phone, cable, internet: $ 80 cell phone and dedicated business phone together
??Food, entertainment: $ ~10-$15
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 0
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451066
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	11.04%	Starting borrower rate/APR:	12.04% / 14.17%	Starting monthly payment:	$664.67

Auction yield range:	11.04% - 11.04%	Estimated loss impact:	10.23%
Lender servicing fee:	1.00%	Estimated return:	0.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1985	Debt/Income ratio:	32%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	14 / 11	Length of status:	0y 8m
Credit score:	760-779 (Mar-2010)	Total credit lines:	60	Occupation:	Bus Driver
Now delinquent:	0	Revolving credit balance:	$15,098	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	39%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	18
Screen name:	taz4353	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off all my credit cards
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451076
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,999.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.66

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1996	Debt/Income ratio:	10%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	12 / 8	Length of status:	6y 1m
Credit score:	680-699 (Feb-2010)	Total credit lines:	27	Occupation:	Skilled Labor
Now delinquent:	5	Revolving credit balance:	$2,553	Stated income:	$25,000-$49,999
Amount delinquent:	$2,107	Bankcard utilization:	29%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	5
Screen name:	lgeuther	Borrower's state:	Illinois	Borrower's group:	Debt Consolidators Unite!
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	36 ( 100% )	680-699 (Latest)
Principal borrowed:	$1,999.00	< mo. late:	0 ( 0% )	660-679 (Sep-2009) 660-679 (Aug-2009) 660-679 (May-2009) 540-559 (Jan-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	36
Description
putting new roof on house
Hello everyone,
This would be my second loan from prosper, the first one was paid on time and just finished. My credit score has improved by more than 100 points since my last loan. I have not been late on the first loan and I have not been late on any of my bills for over 6 years. I also have a very low debt to income ratio. I have also been promoted since my last loan and my income has increased. This loan will help put a new roof on our home. I am hoping that you all will believe in me a second time and help me out with a loan, I promise you will not regret it. Thanks again
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451082
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,100.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	23.00%	Starting borrower rate/APR:	24.00% / 27.51%	Starting monthly payment:	$43.16

Auction yield range:	8.04% - 23.00%	Estimated loss impact:	7.04%
Lender servicing fee:	1.00%	Estimated return:	15.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1984	Debt/Income ratio:	34%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	16 / 15	Length of status:	1y 1m
Credit score:	660-679 (Feb-2010)	Total credit lines:	31	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$242,108	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	99%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	plentiful-leverage2	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
First step on the road to debt free
Purpose of Loan: After losing my job in 2008, I found a new job in 2009 and have been working getting my finances in shape and paying off my debt. For those of you who have gone through a job loss, it really wakes you up to reality. I have a long way to go, but I am actively working to create a balanced monthly budget, fund an emergency fund, and pay down some of the debt each month. This is a relatively small loan, but it will allow me to consolidate some very high interest debts with a three year payoff that I will be easy to make each month.

My Financial Situation: After starting my new job in 2009 I have focused on getting my finances in order. It is hard work, but it really feels good to finally be making progress. I had over-extended myself, and now is the time to make things right.

In addition to my full time job, I have started my own business to provide a second income to use to pay down my debt. Beginning in March 2009 I have a new contract that will pay me $1000 per month for the next several years. This is in addition to my full time job, and the extra income will be used to pay down debt, including this Prosper loan.

I have some other opportunities that I am looking at for additional income as well. My goal is to work hard to pay down debt and start enjoying life more again.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451084
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	8.48%	Starting borrower rate/APR:	9.48% / 9.82%	Starting monthly payment:	$320.24

Auction yield range:	3.04% - 8.48%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1998	Debt/Income ratio:	17%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	15 / 14	Length of status:	9y 7m
Credit score:	800-819 (Mar-2010)	Total credit lines:	31	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$51,595	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	24%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	bmw2	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	21 ( 100% )	800-819 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	800-819 (Oct-2009) 780-799 (Aug-2008) 820-839 (Dec-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
consolidating debt
Purpose of loan:
This loan will be used to?
Consolidate Debt

My financial situation:
I am a good candidate for this loan because?

Both me and my wife have jobs that could easily repay a loan of this size. We need the money to repay a 401K loan so that we can reborrow a larger sum of money which will be used to pay off a number of smaller loans.

This is my Third loan with prosper. My first two have had all the payments made on time and are now paid off.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451088
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.50%	Starting borrower rate/APR:	18.50% / 20.72%	Starting monthly payment:	$436.84

Auction yield range:	17.04% - 17.50%	Estimated loss impact:	18.97%
Lender servicing fee:	1.00%	Estimated return:	-1.47%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1988	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	24 / 21	Length of status:	7y 4m
Credit score:	680-699 (Mar-2010)	Total credit lines:	45	Occupation:	Attorney
Now delinquent:	0	Revolving credit balance:	$126,200	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	worth-bandit4	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Credit Cards
I am an attorney with my own practice. My wife is also an attorney, but is staying at home with our young kids. As such, our household income has dropped, but will pick up in 1-2 years when she goes back to work. I need a loan to pay off some high interest credit cards, which will substantially lower my monthly obligations.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451094
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.04%	Starting borrower rate/APR:	18.04% / 20.25%	Starting monthly payment:	$180.86

Auction yield range:	17.04% - 17.04%	Estimated loss impact:	18.94%
Lender servicing fee:	1.00%	Estimated return:	-1.90%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2000	Debt/Income ratio:	8%
Basic (1-10):	4	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	7 / 6	Length of status:	0y 7m
Credit score:	660-679 (Mar-2010)	Total credit lines:	24	Occupation:	Nurse (LPN)
Now delinquent:	3	Revolving credit balance:	$1,621	Stated income:	$50,000-$74,999
Amount delinquent:	$4,447	Bankcard utilization:	61%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	16
Screen name:	GuaranteedSuccess	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Assited Living Florida Homes, Inc.
Purpose of loan:
This loan will be used to fund current start up costs for?city and state licences.?As well as fund the lease amount while final inspections are made?before the grand opening. This?will take?approximately 2?more months. The process has already begun as of October 2009, we have passed city inspections we are advancing to?state?inspections. I have already invested my own funds up to 20,000 and need additional?assistance. ?

My financial situation:
I am a good candidate for this loan because I?currently am employed in?a steady job in the medical field. Currently my salary?is a base of?50,000 annually so I can make the monthly payments on the loan. ???

Monthly net income: $ 3,600

Monthly expenses: $
??Housing: $ 1400
??Insurance: $ 120
??Car expenses: $ 0 paid for
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $ 100
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 40
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451096
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	14.04% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1999	Debt/Income ratio:	45%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	3	Current / open credit lines:	4 / 4	Length of status:	0y 9m
Credit score:	600-619 (Mar-2010)	Total credit lines:	30	Occupation:	Skilled Labor
Now delinquent:	0	Revolving credit balance:	$2,168	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	1/ 3	Homeownership:	No
Delinquencies in last 7y:	4
Screen name:	soloud2003	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	28 ( 100% )	600-619 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	560-579 (Oct-2007)
Principal balance:	$569.48	1+ mo. late:	0 ( 0% )
Total payments billed:	28
Description
remodel kitchen and redo landscapei
Purpose of loan:
This loan will be used to remodel the kitchen and redo the land scapeing in the yard. Bought the house on a short sale and it sat empty for over a year and the yard took the worst hit. Is a older house and I want to upgrade the cabinets and the flooring in the kitchen and get a few new appliances

My financial situation:
I am a good candidate for this loan because I have a prosper loan and never missed a payment and I have a monthly check coming in every month from social security for my disability. I also work part time to make extra money. My fiance also works and we combine income to make it work. We also don't go out a buy new cars and trucks just cause we have the money to do that, we try to stay on our budget every month and it works great for us.

Monthly net income: $ Social Security Disability - $1286.00, Part time job - $900.00, Spouses income - $1300.00

Monthly expenses: $
??Housing: $ 700.00 ????
??Insurance: $ Its in the house payment
??Car expenses: $ 450.00, two car loans
??Utilities: $ 300.00
??Phone, cable, internet: $ 250.00 ????
??Food, entertainment: $ 150.00
??Clothing, household expenses $ 300.00
??Credit cards and other loans: $ 77.43 -prosper loan, no credit cards
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451100
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.22%	Starting borrower rate/APR:	31.22% / 33.62%	Starting monthly payment:	$301.86

Auction yield range:	11.04% - 30.22%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1999	Debt/Income ratio:	57%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	24 / 22	Length of status:	5y 8m
Credit score:	720-739 (Mar-2010)	Total credit lines:	38	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$17,387	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	55%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	flexible-responsibility276	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
I'm looking to consolidate my credit cards into one installment loan.? This will benefit me by lowering my monthly payment as well as paying off the debt sooner.? I''ve been a homeowner since?2007 and was married six months ago.? We are looking at purchasing a new house within the next year or two and this loan would allow us to save more for a down payment.? Below is a budget of expenses:??
Net monthly income (including husband's income): $4,400
Mortgage: $1,170
Condo Fee: $120
Car Payment: $450
Student Loans: $582
Credit Cards: $623
Insurance: $208
Entertainment: $200
Groceries: $200
Gas: $140
Utilities: $200
Savings: $200
Cash available after expenses: ? $300
I will save approximately $50 a month with this loan and will use the savings to put into our new?house fund (savings).??My financial situation:
I am a good candidate for this loan because? I always make sure that my debt comes before anything else that I do with money.? I work in accounting so I know how important it is to maintain a good credit history.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451108
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,400.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.93%	Starting monthly payment:	$63.33

Auction yield range:	14.04% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1996	Debt/Income ratio:	6%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	4 / 4	Length of status:	4y 2m
Credit score:	640-659 (Mar-2010)	Total credit lines:	10	Occupation:	Retail Management
Now delinquent:	1	Revolving credit balance:	$794	Stated income:	$25,000-$49,999
Amount delinquent:	$318	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	1rajin	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off and old debt and credit
Purpose of loan:
This loan will be used to?
pay off and old account, and a new account.??have a little extra for future bills
My financial situation:
I am a good candidate for this loan because?
I have just gotten my student loan paid off, and out of my?4 current credit?cards, only 2 have debt.? I dont use the other 2.
Monthly net income: $ 1400.00

Monthly expenses: $ 1400 -1500
??Housing: $ 500.00
??Insurance: $
??Car expenses: $
??Utilities: $40.00
??Phone, cable, internet: $60
??Food, entertainment: $300.00
??Clothing, household expenses $
??Credit cards and other loans: $?50.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451112
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	22.68%	Starting borrower rate/APR:	23.68% / 25.97%	Starting monthly payment:	$195.33

Auction yield range:	8.04% - 22.68%	Estimated loss impact:	8.54%
Lender servicing fee:	1.00%	Estimated return:	14.14%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1989	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	17 / 16	Length of status:	6y 6m
Credit score:	700-719 (Mar-2010)	Total credit lines:	41	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$24,671	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	41%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	moola-dynamo	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Cash Flow for Growing Business
Purpose of loan:
This loan will be used for cash flow for my growing ebay business.

My financial situation:
I am a good candidate for this loan because I am a powerseller on ebay with 100% positive feedback. My business has been growing at a rate of 64% since the beginning of this year. I have a long history with ebay and have been doing very well with my growing inventory of fragrances, bedding, designer products and home decor. You can check out my ebay store to get an idea of my product line and powerseller status: http://stores.ebay.com/FineArtandFashion.

Monthly net income: $ 3068.00

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $?295.00
??Phone, cable, internet: $ 91.00
??Food, entertainment: $ 300.00
??Clothing, household expenses $ 250.00
??Credit cards and other loans: $ 450.00
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451124
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-2000	Debt/Income ratio:	23%
Basic (1-10):	2	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	6 / 6	Length of status:	4y 10m
Credit score:	640-659 (Mar-2010)	Total credit lines:	23	Occupation:	Bus Driver
Now delinquent:	1	Revolving credit balance:	$4,154	Stated income:	$25,000-$49,999
Amount delinquent:	$3,639	Bankcard utilization:	96%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	27
Screen name:	morg770	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	53 ( 98% )	640-659 (Latest)
Principal borrowed:	$5,750.00	< mo. late:	1 ( 2% )	640-659 (Jun-2008) 640-659 (Apr-2008) 640-659 (Jan-2008) 640-659 (Apr-2007)
Principal balance:	$894.14	1+ mo. late:	0 ( 0% )
Total payments billed:	54
Description
Rather pay Prosper people not banks
Purpose of loan:
This loan will be used to consolidate my remaining debts from my credit cards into one loan with hopefully a lower rate.? I am kind of turned off of banks and would rather pay Prosper lenders instead.? These are my remaining two cards and once they are gone I will have just this debt and a big student loan (not covered by this).

My financial situation:
I am a good candidate for this loan because I have a very good record on Prosper.? My job is secure, unless the county goes totally bankrupt (not likely!) and that is definitely a good consideration nowadays.? I am working hard to eliminate my debt but still have a little bit more to go.?

Monthly net income: $ 2200

My monthly budget:
Mortgage/rent: $910.00 (minus the $450 from the roommate) ??
Insurance: $55
Car expenses: $125 (mostly gas, small reserve for basic maintenance)
Utilities: $120 (half paid by roommate)
Phone, cable, internet: $30 phone,? 20 internet combined, sell on Ebay so I need the internet and can't get just the internet alone
Food, entertainment: $50
Clothing, household expenses $50
Credit cards and other loan payments: $450 (remaining balance on the credit cards and student loan)
Total: $1810

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451130
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$361.89

Auction yield range:	14.04% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1988	Debt/Income ratio:	56%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	5 / 4	Length of status:	1y 2m
Credit score:	680-699 (Mar-2010)	Total credit lines:	21	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$35,513	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	90%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	azolaura	Borrower's state:	Arkansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Getting Back on Track
Purpose of loan:
This loan will be used to pay off higher interest credit card debt.

My financial situation:
I am a good candidate for this loan because until 2 years ago, I had nearly perfect credit (over 800 credit score).? Through a long-term job loss, my assets dwindled, and the debt mounted.? I know better, but I also tried to help a friend out with their own bad economic situation, and only increased my own debt.? I need to get my life back on track, and the credit card debt will not end until I die at the curret rates, at least that's what the new-fangled statements tell me.?

I am working now, at a job I love, but stressed about how to make ends meet.? Please help me get back to?batting at 800!

Monthly net income: $ 2600????

Monthly expenses: $
??Housing: $ 550????
??Insurance: $ 100????
??Car expenses: $ 0
??Utilities: $?100????????????????????????
??Phone, cable, internet: $ 200
??Food, entertainment: $ 400????????
??Clothing, household expenses $ 100????
??Credit cards and other loans: $ 1500 (will be quickly reduced with this help)
??Other expenses: $?20 (pets)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451138
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 31.34%	Starting monthly payment:	$41.03

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1994	Debt/Income ratio:	16%
Basic (1-10):	6	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	10 / 10	Length of status:	11y 10m
Credit score:	760-779 (Mar-2010)	Total credit lines:	38	Occupation:	Truck Driver
Now delinquent:	2	Revolving credit balance:	$810	Stated income:	$75,000-$99,999
Amount delinquent:	$10,613	Bankcard utilization:	21%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	6
Screen name:	karuption	Borrower's state:	Texas	Borrower's group:	P2P Financial
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	30 ( 100% )	760-779 (Latest)
Principal borrowed:	$5,500.00	< mo. late:	0 ( 0% )	780-799 (Sep-2009) 640-659 (Dec-2007) 660-679 (Sep-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	30
Description
Does Prosper Still Work?
Purpose of loan:
This loan will be used to? I had a loan before with Prosper! I don't think Prosper works anymore!

My financial situation:
I am a good candidate for this loan because? I have a good job! I am paying my bills ontime or early. I had a Prosper loan before that was paid off earlier than the loan period. I'm not sure Prosper works anymore. Am I Right? Prove me wrong!!!!!!!? I make $75000. per year and have been at my job for?almost 12 years. I alsoreceive from the state ofTexas $1600. per month. I will place this?money in an account to repay the loan plus the extra for the finance cost.I have to use credit to keep my?credit score building for my real estate investing.I would rather pay individuals than a big bank. Thank You for your bid and your confidence......
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451142
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	12.00%	Starting borrower rate/APR:	13.00% / 13.35%	Starting monthly payment:	$303.25

Auction yield range:	3.04% - 12.00%	Estimated loss impact:	1.52%
Lender servicing fee:	1.00%	Estimated return:	10.48%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1982	Debt/Income ratio:	17%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	18 / 17	Length of status:	16y 9m
Credit score:	840-859 (Feb-2010)	Total credit lines:	36	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$21,703	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	35%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	capital-force3	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
shopkeeper seeks shop ownership
Purpose of loan:
This loan will be used to? pay out the current owner of a retail store located in a very desired neighborhood in San Francisco. It's been a successful retail store for over six years and I have been an employee for almost five; giving me full confidence to take over the business.? The business has been analyzed by an established financial consultant who advises this to be a low risk investment.? Five page business presentation available upon request including income statements, profit margins, ect..(The reason for the current owner selling the shop is because she has plans to branch out her other store. Taking on 3-4 stores became too time consuming. )

My financial situation:
I am a good candidate for this loan because I have a proven repayment record with no missed monthly payments on any current balances.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451162
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	14.04% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1999	Debt/Income ratio:	22%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	4	Current / open credit lines:	3 / 3	Length of status:	0y 7m
Credit score:	640-659 (Mar-2010)	Total credit lines:	3	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$1,331	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	106%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	perfume980	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Car Repair for work and school
Purpose of loan:
This loan will be used to complete auto repair to my car so that I may have a means a transportation to work and school

My financial situation:
I am a good candidate for this loan because I have a job where I work 25 hours per work and can afford monthly payments for such a loan.

Monthly net income: $ 1,000

Monthly expenses: $
??Housing: $ 300
??Insurance: $
??Car expenses: $ 100
??Utilities: $ 50
??Phone, cable, internet: $ 60
??Food, entertainment: $ 100
??Clothing, household expenses $
??Credit cards and other loans: $ 10
??Other expenses: $ 10
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451168
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,900.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	20.20%	Starting borrower rate/APR:	21.20% / 23.45%	Starting monthly payment:	$298.44

Auction yield range:	6.04% - 20.20%	Estimated loss impact:	5.36%
Lender servicing fee:	1.00%	Estimated return:	14.84%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1997	Debt/Income ratio:	12%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	6 / 6	Length of status:	3y 3m
Credit score:	740-759 (Mar-2010)	Total credit lines:	17	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$81,867	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	90%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	velocity-buckeye	Borrower's state:	Arizona	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Improvement Loan
Purpose of loan:
Hi!

I?would like?to put a pool into our home that we built in 2007.? We have saved a down payment of $11,000 but still need an additional $7900 to put the pool in.? We miss the family pool time that we had in our old home and would like to provide that for our family once again.? We have been in the new home for 2 1/2 years and would really like to be able to get the pool in this year before summer.? If this is not possible I will continue to save and by next summer will have the full funds saved to do so.

My financial situation:
This is something?I want to do for our family and have worked hard to save $11,000 for this pool.? I have?very good?credit.? I have worked hard to?build my credit?and I will keep it that way.? I have a stable good paying job that I am very good at.? I can also provide proof of all of my income.? I can afford and will pay back the loan I am requesting.??The mortgage payment on my home is $1450 per month.?

Thank you for taking?the time?to look at?my request...I hope you have a great day!!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451174
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$17,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	17.04%	Starting borrower rate/APR:	18.04% / 20.25%	Starting monthly payment:	$633.02

Auction yield range:	17.04% - 17.04%	Estimated loss impact:	25.94%
Lender servicing fee:	1.00%	Estimated return:	-8.90%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-2000	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	2	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	5	Current / open credit lines:	14 / 13	Length of status:	9y 10m
Credit score:	660-679 (Mar-2010)	Total credit lines:	33	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$3,799	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	38%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	useful-payment3	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
getting a new work truck
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451180
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,995.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$316.43

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1999	Debt/Income ratio:	39%
Basic (1-10):	3	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	13 / 9	Length of status:	9y 7m
Credit score:	600-619 (Mar-2010)	Total credit lines:	29	Occupation:	Military Enlisted
Now delinquent:	0	Revolving credit balance:	$5,879	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	84%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	4
Screen name:	ledesma31	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 91% )	600-619 (Latest)
Principal borrowed:	$3,924.00	< mo. late:	2 ( 9% )	600-619 (Apr-2008) 560-579 (Mar-2008) 580-599 (Feb-2008) 540-559 (Jan-2008)
Principal balance:	$1,584.57	1+ mo. late:	0 ( 0% )
Total payments billed:	22
Description
DEBT CONSOLIDATION FOR SGT US ARMY!
Purpose of loan:
This loan will be used to pay off my?credit cards?debt and one installment loan. My "Short Term Goal" is to buy a house.?Having revolving account with?over 50% usage does not looks to good for mortgage lenders.?

My financial situation:
I am a good candidate for this loan because?I?fully uderstand that a good credit is the best way to get? financial goals.
my last 3 years in credit transactions are perfect and my credit has been improved by two grades.??i?would never fail myself, my credit, and my lenders.

Thank you in advance for the oportunity.?

Monthly net income: $ 5300?

Monthly expenses: $ ?2555
??Housing: $?725
??Insurance: $?112
??Car expenses: $ 150?
??Utilities: $ 200
??Phone, cable, internet: $ 60
??Food, entertainment: $?150
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 1300
??Other expenses: $ 100
Information in the Description is not verified.